Exhibit 99.3

VERSUS SYSTEMS INC.
INSTRUCTIONS TO SUBSCRIPTION AGREEMENT

To complete this Agreement, you must:

1.	Complete and execute the first page following this instruction page.

2.	Complete the applicable schedule(s):

A.
Accredited Investors.  If you are an accredited investor, complete and execute Schedule A - Certificate of Accredited Investor and if you select categories (j), (k) and/or (l) under Schedule A, you must also complete Schedule A1 - Individual Accredited Investor Risk Acknowledgement Form.

3.
Pay the Purchase Price and Deliver this Agreement.  This signed Agreement including all required Schedules should be sent to the Issuer along with the aggregate Purchase Price payable in United States dollars by certified cheque, bank draft or wire transfer to:

Wire Instructions:		Issuer's Contact and Delivery Instructions:

Routing Number: Account Number: Name of Account: Branch Address: Swift Code:	321 081 669 80012401274 Versus Systems, Inc. First Republic Bank 111 Pine Street San Francisco, CA 94111 FRBBUS6S	Delivery Address: 1558 West Hastings Street Vancouver, BC, V6G 3J4 Telephone Number: 604-719-5614 Email Address: kchin@intrepidfinancial.ca

The officer of the Issuer who can answer questions about collection of information, as described in paragraph 25 of Appendix I to this Agreement, is: Kelsey Chin, Corporate Secretary.

SUBSCRIPTION AGREEMENT

TO: VERSUS SYSTEMS INC. (the "Issuer")	DATE: NOVEMBER 22, 2023

The Securities.  The securities being sold pursuant to this Agreement (the "Securities") consist of common shares of the Issuer at a price of US$___0.1618____ per share.

The undersigned subscriber (the "Subscriber") hereby irrevocably offers to subscribe for and agrees to purchase from the Issuer the number of Securities set forth below for the total purchase price set forth below (the "Purchase Price") upon and subject to the terms, conditions, covenants, representations and warranties set forth in "Terms and Conditions of Subscription for Securities" attached as Appendix I hereto (the "Subscription Terms").  The Subscription Terms and the schedules hereto are expressly incorporated herein.

Number of Securities:	8,888,920	Total Purchase Price:	USD$ 1,438,227.25

The Subscriber represents and warrants that:

1.	the Subscriber either does not own any securities of the Issuer or beneficially owns (directly or indirectly), or exercises control or direction over the following securities:

Common Shares	0
Other Securities	0
(e.g., Warrants or Options)

2.	the Subscriber is ☐ / is not X (check one) an Insider (as defined on next page) of the Issuer;

3.	the Subscriber is ☐ / is not X (check one) a Registrant (as defined on next page);

4.
if a non-individual, the Subscriber has ☐ / does not have ☐ (check one) a Beneficial Owner (as defined on the next page) and, if it has a Beneficial Owner, the name and address of the Beneficial Owner is as follows:

5.	if signing as an agent for a principal and not deemed to be purchasing as a principal (as defined on the next page), the name and residential address of such principal is as follows:

Subscriber’s Information and Signature	Certificate Delivery Instructions
(if different from the name and address given in the box to the left)

Cronos Equity Capital Group, LLC	Name of Contact:
(Name of Subscriber)	Account # (if applicable):
Delivery Address:
/s/ Paul Feller
(Signature of Subscriber or Authorized Signatory)

Authorized Partner Member	Telephone Number:
(Name and Title of Authorized Signatory, if applicable)	E-mail Address:

Business Address
Residential Address:	Certificate Registration Instructions
1483 E Valley Road, Suite C22	(if different from the name and address given in the box to the left)
Montecito CA 93108
Name:
Telephone Number: +1 805.889.7966	Account # (if applicable):
E-mail Address: PFeller1@me.com	Registration Address:

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ACCEPTANCE: The Issuer hereby accepts the above subscription on the terms and conditions contained in this Agreement.

VERSUS SYSTEMS INC.	November 22, 2023.
Execution Date

Per:	/s/ Matthew Pierce
Authorized Signatory Matthew Pierce Versus Systems CEO

DEFINITIONS:

1.
"Beneficial Owner" means the ultimate control person who holds collectively, whether directly or indirectly, securities of the Subscriber entitling such person to greater than 50% of the number of votes entitled to vote on an election of directors of the Subscriber (such level of securityholding referred to below as "Voting Control"). For this purpose securities held by every "affiliate" of a person are considered to be held indirectly by the person. Persons are "affiliates" of each other as a result of one having Voting Control over the other, whether such Voting Control is through the direct ownership of securities or indirectly through one or more other persons which are linked down through a chain of persons, each of which has Voting Control over the one below it. The person at the top of such chain of persons is the ultimate control person referred to above. For the purposes of this definition "person" includes individuals, corporations, partnerships, limited partnerships, syndicates or other unincorporated forms of organization.

2.
"deemed to be purchasing as principal" means purchasing as principal under section 2.3 of NI 45-106 by virtue of being a trust company or trust corporation described in paragraph (p) of, or by virtue of being a person described in paragraph (q) of, the definition "accredited investor" in section 1.1 of NI 45-106, and the Securities are being acquired by such principal as principal.

3.	"Insider" of an issuer, as defined in the Securities Act (British Columbia), means:

(a)	a director or officer of the issuer;
(b)	a director or officer of a person that is itself an insider or subsidiary of the issuer;
(c)
a person that has (i) beneficial ownership of, or control or direction over, directly or indirectly or (ii) a combination beneficial ownership of, and control or direction over, directly or indirectly, securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

(d)	the issuer itself, if it has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security.

4.	"NI 45-106" means National Instrument 45-106 of the Canadian Securities Administrators.

5.	"Registrant" means a person registered or required to be registered under the Securities Act (British Columbia).

SCHEDULE A CERTIFICATE OF ACCREDITED INVESTOR

TO:          VERSUS SYSTEMS INC. (the "Issuer")

RE:          SUBSCRIPTION FOR SECURITIES OF THE ISSUER

The undersigned Subscriber/duly authorized representative of the Subscriber (or in the case of a trust, the trustee or an officer of the trustee of the trust) hereby certifies, represents and warrants that:

1.	he/she has read the Subscription Agreement to which this Schedule A is attached and understands that the offering of the Securities is being made on a prospectus exempt basis; and

2.
the Subscriber and, if applicable, the disclosed principal on whose behalf the Subscriber is purchasing the Securities, is an "accredited investor" as defined in NI 45-106, by virtue of satisfying one or more of the categories of "accredited investor" set forth below, which the Subscriber has correctly marked (please note that additional categories of accredited investor are available for certain financial institutions, banks, governments, pension funds, investments funds, trust companies and charities and a separate Certificate of Accredited Investor for those types of investors is available upon request to the Issuer):

[please initial beside each category that applies to the Subscriber.]

d.	_____	except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
d.1	_____	in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,*
e.	_____	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
e.1	_____
an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

j.	_____
an individual who, either alone or with a spouse, beneficially owns financial assets, having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds Cdn$1,000,000, IF YOU INITIAL THIS CATEGORY, YOU MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS SCHEDULE A1.

j.1	_____	an individual who beneficially owns financial assets, having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds Cdn$5,000,000,
k.	_____
an individual whose net income before taxes exceeded Cdn$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded Cdn$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year, IF YOU INITIAL THIS CATEGORY, YOU MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS SCHEDULE A1.

l.	_____
an individual who, either alone or with a spouse, has net assets of at least Cdn$5,000,000, IF YOU INITIALS THIS CATEGORY, YOU MUST COMPLETE, INITIAL, AND SIGN THE RISK ACKNOWLEDGEMENT FORM ATTACHED AS SCHEDULE A1.

m.	_____	a person (including a corporate entity), other than an individual or investment fund, that has net assets of at least Cdn$5,000,000 as shown on its most recently prepared financial statements,
q.	_____
a person (including a corporate entity) acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

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t.	/s/ PF _____
a person (including a corporate entity) in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

u.	_____	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
w.	_____
a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse;

For the purposes of NI 45-106 and this Certificate, the term "financial assets" means (a) cash; (b) securities or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of the Subscriber's personal residence or other real estate is not included in the calculations of financial assets.

For the purposes of NI 45-106 and this Certificate, the term "related liabilities" means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.

Note that if the combined net income of both spouses does not exceed $300,000, but the net income of one of the spouses exceeds $200,000, only the spouse whose net income exceeds $200,000 qualifies as an accredited investor under paragraph (k).

The net asset test under paragraph (l) means all of the Subscriber's total assets minus all of the Subscriber's total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of the Subscriber's personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the Subscriber's personal residence. The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the Securities to the Subscriber.

For the purposes of NI 45-106 and this Certificate, the term "fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

In British Columbia, an indirect interest in a person means an economic interest in the person.

*
For the purposes of this Certificate, “regulations” means the regulations made under the Securities Act (Ontario) and, unless the context otherwise indicates, includes the rules made under section 143 of said Act and orders, rulings and policies listed in the Schedule to said Act.

The statements made in this Schedule are true and will be true on the Closing Date.

The Issuer may follow up with the Subscriber at the telephone number provided below in order to verify their accredited investor status by obtaining further information in order satisfy the Issuer’s obligations under applicable securities laws.

DATED November 22, 2023.

/s/ Paul Feller
Signature of Subscriber

Cronos Equity Capital Group, LLC
Name of Subscriber

+1 805.889.7966
Telephone Number of Subscriber

SCHEDULE A1 INDIVIDUAL ACCREDITED INVESTOR RISK ACKNOWLEDGEMENT FORM

WARNING! This investment is risky. Do not invest unless you can afford to lose all the money you pay for this investment.

Section 1 – TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of Securities: Common Shares.		Issuer: VERSUS SYSTEMS INC. (the “Issuer”)
Purchased from: The Issuer
Sections 2 to 4 – TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:		Your Initials
Risk of loss – You could lose your entire investment of $___________ [Insert total dollar amount of the Investment]		/s/ PF
Liquidity risk – You may not be able to sell your investments quickly – or at all.		/s/ PF
Lack of information – You may receive little or no information about your investment.		/s/ PF

Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
/s/ PF
3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.
Your Initials

•     Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
/s/ PF

•     Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and Last Name (please print): Paul Feller
Signature:	/s/ Paul Feller
Date:	11/22/23
Section 5 – TO BE COMPLETED BY THE ISSUER

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5. For more information about this investment

For more information about this investment/ the Issuer:

VERSUS SYSTEMS INC.
1558 West Hastings Street
Vancouver, BC, V6G 3J4
Kelsey Chin, Secretary
telephone: 604-719-5614
email: kchin@intrepidfinancial.ca
website: www.versussystems.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	The information in sections 1 and 5 must be completed before the purchaser completes and signs the form.

2.
The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

APPENDIX I

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SECURITIES

The Subscriber hereby unconditionally and irrevocably subscribes for and agrees to purchase the Securities described on page 1 upon and subject to the following terms and conditions:

1.          The Private Placement. The Subscriber acknowledges that the Subscriber's Securities will be issued in connection with a private placement offering of Securities (the "Private Placement").  The Subscriber acknowledges that finders' fees may be payable by the Issuer in connection with the Private Placement in cash and/or in securities of the Issuer.

2.            Conditions and Closing.  This Agreement shall be subject to acceptance by the Issuer and, if applicable, approval by the stock exchange(s) or regulatory authority(ies) having jurisdiction with respect to the Issuer (collectively, the "Regulatory Authorities"). The Securities will be allotted and issued to the Subscriber on such date as the Issuer shall determine (the "Closing Date").  Prior to the Closing Date, the Issuer shall be free to employ the subscription funds advanced for its general corporate purposes, which funds shall (pending issuance of the Securities) be deemed to be a non-interest bearing loan from the Subscriber to the Issuer.

Prior to the Closing Date, the Subscriber must deliver payment in full for the Purchase Price by certified cheque, bank draft or by wire transfer using the instructions provided on the cover page to this Subscription Agreement.

3.          Termination by Subscriber.  If the Closing Date does not occur by 4:00 p.m. (Pacific Time) on the date that is 60 days after the date the Subscriber delivers this Agreement and the Purchase Price to the Issuer in accordance herewith, the Subscriber may give fifteen (15) days' written notice to the Issuer of its intention to terminate this Agreement.  If the Closing Date does not occur within fifteen (15) days of the date of receipt by the Issuer of such notice, then this Agreement shall terminate and the entire Purchase Price or any part thereof advanced to the Issuer hereunder shall be repaid forthwith to the Subscriber without interest or deduction.

4.          Representations and Warranties of the Issuer.  By accepting this offer, the Issuer represents and warrants to the Subscriber that, as of the Closing Date:

(a)          the Issuer has been duly incorporated and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation, continuation or amalgamation;

(b)           the common shares of the Issuer are listed and posted for trading on a recognized stock exchange or quotation system;

(c)          no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of the Securities has been issued and remains outstanding against the Issuer and, to the best of the Issuer’s knowledge, no investigations or proceedings for such purposes are pending or have been threatened;

(d)          this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, this Agreement constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms subject to such limitations and prohibitions in applicable laws relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement or winding-up and other laws, rules and regulations of general application affecting the rights, powers, privileges, remedies and interests of creditors generally; and

(e)          the sale and issuance of the Securities, and the delivery of the certificates representing them, will have been approved by all requisite corporate action on or before the Closing Date and, upon issue and delivery at the closing, the Securities will be validly issued.

5.           No Undisclosed Material Knowledge.  The Subscriber represents and warrants that the Subscriber is not acquiring the Securities as a result of being aware of any material information about the affairs of the Issuer that has not been publicly disclosed.

6.            Risks of Private Placement.  The Subscriber acknowledges that:

(a)           no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b)           there is no government or other insurance covering the Securities;

(c)           there are risks associated with the purchase of the Securities;

(d)        there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

(e)           the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the "Act") and, as a consequence of acquiring the Securities pursuant to these exemptions, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Subscriber.

7.            Purchasing as Principal.  The Subscriber represents and warrants that the Securities are not being purchased with a view to resale or distribution in contravention of applicable securities laws or as part of a series of transactions involving further purchases and sales of the Securities and:

(a)          the Securities are being purchased by the Subscriber as principal for its own account and not for the benefit of any other person or the Subscriber is deemed to be purchasing as principal under section 2.3 of NI 45-106 by virtue of being a trust company or trust corporation described in paragraph (p) of, or by virtue of being a person described in paragraph (q) of, the definition "accredited investor" in section 1.1 of NI 45-106; or

(b)          the Securities are being purchased by the Subscriber as agent for the principal disclosed on page 1 of this Agreement and the Subscriber is not deemed to be purchasing as principal under section 2.3 of NI 45-106 by virtue of being a trust company or trust corporation described in paragraph (p) of, or by virtue of being a person described in paragraph (q) of, the definition "accredited investor" in section 1.1 of NI 45-106, and the Securities are being acquired by such principal as principal, the Subscriber is the principal's agent with proper authority to execute all documents in connection with this purchase on behalf of such principal and the representations, warranties, acknowledgements and covenants of the Subscriber herein (including any Schedules hereto), excluding this paragraph (b), are also hereby given with respect to such principal, except that representations with respect to the Subscriber's residential address are deemed to be references to the disclosed address of the disclosed principal on page 1 of this Agreement.

8.            Capacity, Authority and Compliance.  The Subscriber represents and warrants that:

(a)          if the Subscriber is not an individual, it was not created and is not being used solely to purchase or hold securities as an "accredited investor" as described in paragraph (m) of Schedule A, Certificate of Accredited Investor;

(b)          if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to enter into and to observe and perform its covenants and obligations under this Agreement and has taken all necessary corporate action in respect thereof;

(c)          if the Subscriber is a partnership, syndicate or other unincorporated form of organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Agreement and perform its covenants and obligations hereunder and has obtained all necessary approvals thereof; or

(d)          if the Subscriber is an individual, he or she has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto,

and the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any terms or provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound.

9.           Binding and Enforceable.  The Subscriber represents and warrants that this Agreement has been validly executed by the Subscriber and, upon acceptance by the Issuer of this Agreement, this Agreement will constitute a legal, valid and binding contract of the Subscriber, enforceable against the Subscriber in accordance with its terms.

10.          No Offering Memorandum or Advertising.  The Subscriber acknowledges that the Subscriber has not been furnished with, nor does it need to receive, an offering memorandum or other document prepared by the Issuer describing its business or affairs, in order to assist it in making an investment decision in respect of the Securities, and, except for this Agreement, no other documents have been delivered or otherwise furnished to the Subscriber in connection with such offering and sale.  The Subscriber represents and warrants that the Subscriber did not become aware of the offering and sale of the Securities as a result of, nor has it seen, any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.  The Subscriber further acknowledges that no person has represented that such person or another person will resell or repurchase any of the Subscriber's Securities or refund all or any of the purchase price of such securities, and that no person has given an undertaking relating to the future value or price of any such securities.

11.         Knowledge and Experience.  The Subscriber represents and warrants that the Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder and is able to bear the economic risk of loss of such investment.

12.         No U.S. Registration.  The Subscriber is aware and accepts that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States and, subject to certain exemptions, may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. Person.  "U.S. Person" has the meaning set forth in Rule 902 of Regulation S under the U.S. Securities Act.  The Subscriber acknowledges that, subject to certain exceptions provided under the U.S. Securities Act, the Securities may not be offered, sold or otherwise transferred to, or exercised by, any person in the United States or any U.S. Person or person acting for the account or benefit thereof.  "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

13.         Residence.  The Subscriber represents and warrants that the Subscriber is a resident of, or if not an individual, has a head office or is otherwise subject to the laws of, the jurisdiction disclosed under "Subscriber's Information and Signature" on page 1 of this Agreement, and that such address is the residence of the Subscriber or the place of business of the Subscriber at which the Subscriber received and accepted the offer to acquire the Securities and was not created or used solely for the purpose of acquiring the Securities.

14.        Canadian Exemptions (All Subscribers).  Whether the Subscriber is or is not a resident of or incorporated under or otherwise subject to the securities laws of the Province of British Columbia, the Subscriber represents and warrants that it is purchasing the Securities under one of the following exemptions:

(a)           the Subscriber is not an individual and is acquiring Securities with an aggregate Purchase Price of Cdn$150,000 or more; or

(b)          the Subscriber is an accredited investor as defined in NI 45-106 and the Subscriber has properly completed and duly executed the Certificate of Accredited Investor attached hereto as Schedule A indicating the means by which the Subscriber is an accredited investor, and if the Subscriber has selected categories (j), (k) and/or (l) under Schedule A, the Subscriber has also completed Schedule A1 - Individual Accredited Investor Risk Acknowledgement Form; or

(c)          the Subscriber meets one of the following requirements:

(i)          the Subscriber is not a resident in or otherwise subject to the laws of Ontario and has completed and executed, the Certificate of Family, Friends and Business Associates attached hereto as Schedule B and if the Subscriber is resident in or otherwise subject to the laws of Saskatchewan the Subscriber has also properly completed and duly executed the Risk Acknowledgement attached as Schedule B1; or

(ii)          the Subscriber is resident in or otherwise subject to the laws of Ontario, and the Subscriber meets the requirements set forth in, and has completed and executed, the Certificate of Family, Friends and Business Associates attached hereto as Schedule B2;

and in respect of each of the above subparagraphs, the Subscriber hereby confirms the truth and accuracy of all statements made therein by the Subscriber and that such statements will be true and accurate on the Closing Date.

15.          U.S. Registration Exemption (All Subscribers).  Unless the Subscriber has completed and executed the Certification of U.S. Purchaser attached hereto as Schedule C, the Subscriber represents and warrants that the Subscriber:

(a)           is not, and is not purchasing the Securities for the account or benefit of, a person in the United States or a U.S. Person (as defined above);

(b)           was not offered the Securities in the United States;

(c)           did not execute or deliver this Agreement in the United States;

(d)        warrants that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(e)           has no intention to distribute either directly or indirectly any of the Securities in the United States, except in compliance with the U.S. Securities Act and any applicable securities laws of any state of the United States;

(f)           understands and agrees that any warrants issued hereunder may not be exercised in the United States or by, or for the account or benefit of, a U.S. Person or a person in the United States unless such warrants and underlying shares are registered under the U.S. Securities Act and any applicable securities laws of any state of the United States or an exemption is available from such registration requirements and the holder delivers a written opinion of legal counsel satisfactory to such effect; and

(g)          the Securities were not purchased as a result of any form of directed selling efforts (as such term is used in Regulation S under the U.S. Securities Act) or general solicitation or general advertising (as such terms are defined under Rule 502(c) of Regulation D under the U.S. Securities Act), and the sale of the Securities was not accompanied by any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or telecommunications, including electronic display and the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

16.          U.S. Resale Restrictions and Legend. Subscribers resident in or otherwise subject to the securities laws of the United States acknowledge that the certificates representing the Subscriber's Securities will be endorsed with the legends contemplated by the Certification of U.S. Purchaser attached hereto as Schedule C.

17.          Subscribers Resident in Other Jurisdictions.  If the Subscriber is not a resident of one of the foregoing jurisdictions, the Subscriber represents and warrants to the Issuer that the Subscriber:

(a)           is knowledgeable of, or has been independently advised as to, the applicable securities laws of its jurisdiction of residence that would apply to this subscription, if there are any;

(b)          is purchasing the Securities pursuant to exemptions from any substantive or procedural requirements under the applicable securities laws of the Subscriber's jurisdiction of residence or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of the Subscriber's jurisdiction of residence without the need to comply with any substantive or procedural requirements of any kind whatsoever in the Subscriber's jurisdiction of residence; and

(c)          will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the Subscriber's jurisdiction of residence which will confirm the matters referred to in subparagraph (b) above to the satisfaction of the Issuer, acting reasonably.

18.          Resale Restrictions and Legends.  The Subscriber understands and acknowledges that the Securities will be subject to certain resale and transfer restrictions under applicable securities laws and stock exchange policies.  The Subscriber acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale and transfer restrictions, that it is solely responsible for complying with such restrictions and the Subscriber covenants and agrees to comply with all other applicable resale and transfer restrictions.  The Subscriber acknowledges and agrees that the Issuer shall make a notation on its records or give instructions to the transfer agent of the Securities in order to implement the restrictions on transfer set out in applicable legislation.

19.          Insider Requirements.  The Subscriber acknowledges that it is bound by the provisions of applicable securities laws which impose obligations on a person who becomes an Insider (as defined on page 2 of this Agreement) of an issuer, or on a person who holds sufficient securities exercisable into voting securities of an issuer to become an Insider.  The Subscriber acknowledges that such obligations may include, but are not necessarily limited to:  the filing of insider reports on the System for Electronic Disclosure by Insiders (SEDI); the filing of early warning reports; the filing of reports of acquisitions; and the filing of a Personal Information Form or similar document with the applicable stock exchange.  The Subscriber further acknowledges that it has been advised to consult its own legal advisors with respect to such obligations, and that it is solely responsible for complying with such obligations, and covenants and agrees with the Issuer that it will comply with all of such obligations, if applicable to the Subscriber, in a timely manner, whether arising at or after the closing.

20.       Indemnity.  The Subscriber agrees to indemnify and hold harmless the Issuer and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Issuer in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Issuer in connection herewith.

21.          Acceptance by Issuer.  The Issuer's acceptance of the subscription herein shall be indicated by executing and delivering to the Subscriber a copy of this Agreement, and shall be effective as of the date therein specified.

22.        Costs.  The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any legal counsel retained by the Subscriber) relating to the sale of the Securities to the Subscriber shall be borne by the Subscriber.

23.          Governing Law and Attornment.  This Agreement and all related agreements between the parties hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia, without reference to its rules governing the choice or conflict of laws.  The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the city of Vancouver, with respect to any dispute to or arising out of this Agreement.

24.          Further Assurances.  The Subscriber and the Issuer agree to execute and deliver all such further documents and assurances, and do and cause to be done all such further acts and things as may be necessary or desirable to carry out the true intent of this Agreement and, in the case of the Subscriber, as may be requested by the Issuer in connection with applicable securities laws and the requirements of regulatory or governmental bodies including applicable stock exchanges.

25.        Consent to the Disclosure of Information.  This Agreement and the attachments hereto require the Subscriber to provide certain personal information to the Issuer.  Such information is being collected by the Issuer for the purposes of completing the Private Placement of the Securities and the issuance (and the issuance of any underlying shares), which includes, without limitation, determining the Subscriber's eligibility to purchase the Subscriber's Securities under applicable securities legislation, preparing and registering any certificates representing the Subscriber's Securities (including any shares underlying the Securities) to be issued to the Subscriber, completing filings required by the Canadian Stock Exchange (the "Exchange") or other Regulatory Authorities, indirect collection of information by the Exchange or Regulatory Authorities under authority granted in applicable securities legislation and the administration and enforcement of the applicable securities legislation by the Regulatory Authorities.  The Subscriber acknowledges that the Subscriber's personal information including the Subscriber’s full name, residential address, telephone number and other details of its subscription hereunder will be disclosed by the Issuer to: (a) the Exchange and other Regulatory Authorities; (b) the Issuer's registrar and transfer agent; and (c) any of the other parties involved in the Private Placement, including legal counsel to the Issuer; and may be disclosed by the Issuer to: (d) the Canada Revenue Agency; and (e) any other person to whom it is required to disclose such information under applicable legislation or authority.  By executing this Agreement, the Subscriber consents to and authorizes the foregoing collection, use and disclosure of the Subscriber's personal information.  The Subscriber also consents to and authorizes the filing of copies or originals of any of this Agreement (including attachments) below as may be required to be filed with the Exchange or other Regulatory Authorities in connection with the transactions contemplated hereby.  In addition, the Subscriber consents to and authorizes the collection, use and disclosure of all such personal information by the Exchange and other Regulatory Authorities in accordance with their requirements, including the provision to third party service providers, from time to time.  The contact information for the officer of the Issuer who can answer questions about this collection of information is set out on the instructions page of this Agreement.  For Subscribers with questions about the collection of Personal Information by the Ontario Securities Commission, please contact the Administrative Support Clerk, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Tel: (416) 593-3684.

26.          Proceeds of Crime. The Subscriber represents and warrants that no portion of the Purchase Price to be advanced by the Subscriber to the Issuer hereunder will represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber's name and other information relating to this Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA.  To the best of the knowledge of the Subscriber: (i) no portion of the Purchase Price to be provided by the Subscriber (A) has been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States or any other jurisdiction, or (B) is being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true, and to provide the Issuer with appropriate information in connection therewith.

The funds representing the purchase price for the Securities which will be advanced by the undersigned to the Issuer will not and do not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act"), and the undersigned acknowledges that the Issuer may in the future be required by law to disclose the undersigned's name and other information relating to the undersigned’s subscription for Securities, on a confidential basis, pursuant to the PATRIOT Act.  No portion of the purchase price to be provided by the undersigned: (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction; or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and the undersigned shall promptly notify the Issuer if the undersigned discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith.

27.         Notice.  Documents will be considered to have been delivered (i) on the date of transmission, if delivered by fax or e-mail, (ii) the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or (iii) five business days after the date of mailing, if delivered by mail, to the Issuer at the address set forth on the instructions page hereof and to the Subscriber at the residential address of the Subscriber set forth on page 1 of this Agreement.

28.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties in respect of the subject matter hereof and supersedes any and all prior agreements, representations, warranties or covenants, express or implied, written or verbal, except as may be expressed herein.

29.          No Fractional Securities. Any fractional Securities will be rounded down to the nearest whole number.

30.          Currency.  Unless otherwise indicated, all references to currency herein are to lawful money of the United States of America.

31.         Survival of Terms.  All representations, warranties, agreements and covenants made or deemed to be made by the Issuer and the Subscriber herein will survive the execution and delivery, and acceptance, of this offer and the closing of the issue of the Securities contemplated hereby.

32.          Instrument in Writing.  Subject to the terms hereof, neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

33.         Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors but otherwise cannot be assigned.

34.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile or other electronic form, shall be deemed to be an original and all of which together shall constitute one and the same document.  If less than a complete copy of this Agreement is delivered to the Issuer by the Subscriber (other than the execution pages of this Agreement required to be executed by the Subscriber), the Issuer and its advisers are entitled to assume, and the Subscriber shall be deemed to have represented and warranted to the Issuer, that the Subscriber accepts and agrees to all of the terms and conditions of the pages of this Agreement that are not delivered, without any alteration.

35.         Language.  The parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente convention de souscription ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rédigés en anglais.

END OF APPENDIX I